UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                            Securities Exchange Act


     Date of Report (Date of earliest event reported):  November 10, 1998


             THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY
            (Exact Name of Registrant as Specified in Its Charter)


                                   Delaware
                (State or Other Jurisdiction of Incorporation)




                      1-6324                                  41-6034000
              (Commission File Number)                    (I.R.S. Employer
                                                        Identification No.)


       2650 Lou Menk Drive, Fort Worth, Texas               76131-2830
     (Address of Principal Executive Offices)               (Zip Code)



                                (817) 352-6856
             (Registrant's Telephone Number, Including Area Code)


                               (Not Applicable)
         (Former Name or Former Address, If Changed Since Last Report)

                   INFORMATION TO BE INCLUDED IN THE REPORT


Item  5.          OTHER EVENTS

     Attached as Exhibit 12.1 is a statement regarding computation of ratio of earnings to fixed charges (as of September 30, 1998).

     Attached as Exhibit 99.1 are the Company's consolidated financial statements and notes thereto for the three and nine month periods ended September 30, 1998.


Item  7.          FINANCIAL STATEMENTS AND EXHIBITS.

     (c)          Exhibits:

     See Exhibit Index included herewith.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 THE BURLINGTON NORTHERN AND SANTA FE
                                 RAILWAY COMPANY
                                 (Registrant)



Date:    November 10, 1998       By:/s/  Thomas  N.  Hund
                                         ---------------------
                                         (Signature)
                                         Thomas N. Hund
                                         Vice President and Controller

                                 EXHIBIT INDEX
                                 -------------


EXHIBIT
NUMBER          DESCRIPTION OF EXHIBIT
------          ------------------------


12.1     Computation of ratio of earnings to fixed charges (as of September
         30, 1998).


99.1 The Burlington Northern and Santa Fe Railway Company's consolidated financial statements and notes thereto for the three month and nine month periods ended September 30, 1998.

                                                                  EXHIBIT 12.1






      THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       (IN MILLIONS, EXCEPT RATIO AMOUNTS)
                                   (UNAUDITED)




                                                 Nine Months Ended
                                                   September 30,
                                               -------------------
                                                 1998        1997
                                               --------    -------
Earnings:

  Pre-tax income                               $ 1,444     $ 1,125

  Add:
    Interest and fixed charges,
      excluding capitalized interest               220         207

    Portion of rent under long-term
      operating leases representative
      of an interest factor                        144         139

    Amortization of capitalized interest             3           3

  Less:  Undistributed equity in earnings
           of investments accounted for
           under the equity method                 (12)         (8)
                                               --------     -------


  Total earnings available for fixed charges    $1,799      $1,466
                                               ========     =======

Fixed charges:

  Interest and fixed charges                    $  232      $  220

  Portion of rent under long-term operating
    leases representative of an interest
    factor                                         144         139
                                                ------      ------

  Total fixed charges                          $   376      $  359
                                               =======      ======

Ratio of earnings to fixed charges               4.78x (1)   4.08x


(1) Earnings for the nine months ended September 30, 1998 include a pre-tax gain on the pipeline partnerships sale of $67 million. Excluding this gain, the ratio for the nine months ended September 30, 1998 would have been 4.61x.


                                                                  EXHIBIT 99.1




       THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY AND SUBSIDIARIES
                          CONSOLIDATED STATEMENT OF INCOME
                                (DOLLARS IN MILLIONS)
                                     (UNAUDITED)



                                   Three Months Ended     Nine Months Ended
                                       September 30,       September 30,
                                   --------------------  -------------------
                                     1998        1997      1998       1997
                                   --------     -------  -------    -------

Revenues                           $ 2,306     $ 2,137   $ 6,684    $ 6,223
                                   -------     -------   -------    -------

Operating expenses:
  Compensation and benefits            694         660     2,086      2,004
  Purchased services                   243         217       707        644
  Depreciation and amortization        211         195       617        574
  Equipment rents                      203         200       597        601
  Fuel                                 178         173       541        555
  Materials and other                  164         151       548        517
                                   -------     -------   -------    -------
    Total operating expenses         1,693       1,596     5,096      4,895
                                   -------     -------   -------    -------

Operating income                       613         541     1,588      1,328
Interest expense                        50          45       134        137
Interest expense, related parties       29          26        86         70
Other income (expense), net             (9)         (4)       76          4
                                   -------     -------   -------    -------

Income before income taxes             525         466     1,444      1,125
Income tax expense                     195         175       545        423
                                   -------     -------   -------    -------

Net income                         $   330     $   291   $   899    $   702
                                   =======     =======   =======    =======






See accompanying notes to consolidated financial statements.






       THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY AND SUBSIDIARIES
                            CONSOLIDATED BALANCE SHEET
                               (DOLLARS IN MILLIONS)
                                    (UNAUDITED)




                                                September 30,    December 31,
ASSETS                                              1998            1997





Current assets:
  Cash and cash equivalents                        $    224      $     -
  Accounts receivable, net                              612           632
  Materials and supplies                                212           205
  Current portion of deferred income taxes              327           333
  Other current assets                                   43            27
                                                   --------      --------
    Total current assets                              1,418         1,197

Property and equipment, net                          20,208        19,152
Other assets                                            731           850
                                                   --------      --------
      Total assets                                 $ 22,357      $ 21,199
                                                   ========      ========


LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable and other current liabilities   $  1,986      $  1,981
  Long-term debt due within one year                    261           108
                                                   --------      --------
      Total current liabilities                       2,247         2,089

Long-term debt                                        2,441         2,750
Intercompany notes payable                            2,288         2,063
Deferred income taxes                                 5,493         5,172
Casualty and environmental reserves                     418           448
Employee, merger and separation costs                   420           469
Other liabilities                                     1,127         1,185
                                                   --------      --------
      Total liabilities                              14,434        14,176
                                                   --------      --------

Commitments and contingencies (See note 3)

Stockholder's equity:
  Common stock, $1 par value, (1,000 shares
    authorized, issued and outstanding) and
     paid-in capital                                  4,706         4,706
  Retained earnings                                   3,224         2,324
  Accumulated other comprehensive deficit                (7)           (7)
                                                   --------     ---------
      Total stockholder's equity                      7,923         7,023
                                                   --------     ---------
      Total liabilities and stockholder's equity   $ 22,357     $  21,199
                                                   ========     =========






See accompanying notes to consolidated financial statements.






      THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF CASH FLOWS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)




                                                    Nine Months Ended

                                                       September 30,
                                                    -------------------
                                                       1998      1997
                                                    --------   --------

Operating Activities:
  Net income                                        $   899   $   702
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization                     617       574
      Deferred income taxes                             326       268
      Employee, merger and separation costs paid        (63)      (86)
      Other, net                                       (128)     (107)
      Sale of accounts receivable                        19       320
      Other changes in working capital                   21      (547)
                                                    --------  --------
Net cash provided by operating activities             1,691     1,124
                                                    --------  --------
Investing Activities:
  Cash used for capital expenditures                 (1,558)   (1,476)
  Other, net                                           (240)     (123)
                                                    --------  --------
Net cash used for investing activities               (1,798)   (1,599)
                                                    --------  --------

Financing Activities:
  Proceeds from issuance of long-term debt              207       179
  Payments on long-term debt                            (92)     (159)
  Net increase in intercompany notes payable            225       458
  Other, net                                             (9)        -
                                                    --------  --------
Net cash provided by financing activities               331       478
                                                    --------  --------

Increase in cash and cash equivalents                   224         3
Cash and cash equivalents:
  Beginning of period                                     -        20
                                                    --------  --------
  End of period                                     $   224   $    23
                                                    ========  ========

Supplemental cash flow information:
  Interest paid, net of amounts capitalized         $   160   $   155
  Income taxes paid, net of refunds                      98       170


BURLINGTON NORTHERN INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)
(UNAUDITED)



See accompanying notes to consolidated financial statements.

     THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


1. Accounting policies and interim results

The consolidated financial statements should be read in conjunction with The Burlington Northern and Santa Fe Railway Company ("BNSF Railway" or "Company") Annual Report on Form 10-K for the year ended December 31, 1997. BNSF Railway is a wholly-owned subsidiary of Burlington Northern Santa Fe Corporation ("BNSF"). BNSF Railway was formerly known as Burlington Northern Railroad Company ("BNRR"). On December 31, 1996, The Atchison, Topeka and Santa Fe Railway Company ("ATSF") merged with and into BNRR and the name of the surviving entity, BNRR, was changed to The Burlington Northern and Santa Fe Railway Company. Additionally, on January 2, 1998, BNSF Railway's parent, Santa Fe Pacific Corporation ("SFP"), merged with and into BNSF Railway. All significant intercompany accounts and transactions have been eliminated.

For accounting purposes, the merger of ATSF into BNRR and the subsequent merger of SFP into BNSF Railway were treated as a combination of subsidiaries for the periods they were under common control. The consolidated balance sheets at September 30, 1998 and December 31, 1997 and the consolidated statements of income and cash flows for the three and nine month periods ended September 30, 1998 and 1997 have been adjusted to include the results of SFP. As a result, the amounts reported in the consolidated financial statements of BNSF Railway will differ from amounts reported in BNSF Railway's Form 10-Q for the three and nine month periods ended September 30, 1997.

The results of operations for any interim period are not necessarily indicative of the results of operations to be expected for the entire year.
In the opinion of management, all adjustments (consisting of only normal recurring adjustments, except as disclosed) necessary to present fairly BNSF Railway's consolidated financial position as of September 30, 1998 and December 31, 1997 and the consolidated results of operations for the three and nine month periods ended September 30, 1998 and 1997 have been included.

The Company adopted Statement of Financial Accounting Standards (SFAS) No. 130 "Reporting Comprehensive Income" on January 1, 1998. SFAS No. 130 requires the presentation of comprehensive income and its components in a full set of financial statements, including the restatement of prior periods. For the three and nine month periods ended September 30, 1998 and 1997, the Company's comprehensive income was equal to net income.

Certain comparative prior year amounts in the consolidated financial statements and notes have been reclassified to conform with the current year presentation.

2. Employee, merger and separation costs

Current and long-term employee, merger and separation liabilities totaling $488 million are included in the consolidated balance sheet at September 30, 1998. During the first nine months of 1998, the Company paid $63 million of employee, merger and separation costs.

At September 30, 1998, $68 million of the total liability is included within current liabilities for anticipated costs to be paid over the next twelve months. The remaining costs are anticipated to be paid over the next five years, except for certain costs related to conductors, trainmen and locomotive engineers which will be paid upon the employees' separation or retirement, as well as certain benefits for clerical employees which may be paid on an installment basis, generally over five to ten years or in some cases through retirement.

3. Environmental and other contingencies

The Company's operations, as well as those of its competitors, are subject to extensive federal, state and local environmental regulation. BNSF Railway's operating procedures include practices to protect the environment from the environmental risks inherent in railroad operations, which frequently involve transporting chemicals and other hazardous materials. Additionally, many of BNSF Railway's land holdings are and have been used for industrial or transportation-related purposes or leased to commercial or industrial companies whose activities may have resulted in discharges onto the property. As a result, BNSF Railway is subject to environmental clean-up and enforcement actions. In particular, the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, also known as the "Superfund" law, as well as similar state laws generally impose joint and several liability for clean-up and enforcement costs without regard to fault or the legality of the original conduct on current and former owners and operators of a site.

BNSF Railway is involved in a number of administrative and judicial proceedings and other mandatory clean-up efforts at 354 sites, at which it is being asked to participate in the study or clean-up, or both, of alleged environmental contamination. BNSF Railway paid approximately $36 million during the first nine months of 1998 for mandatory clean-up efforts, including amounts expended under federal and state voluntary clean-up programs. BNSF Railway has accruals of approximately $192 million for remediation and restoration of all known sites. BNSF Railway anticipates that the majority of the accrued costs at September 30, 1998, will be paid over the next five years. No individual site is considered to be material.

Liabilities recorded for environmental costs represent BNSF Railway's best estimates for remediation and restoration of these sites and include both asserted and unasserted claims. Unasserted claims are not considered to be a material component of the liability. Although recorded liabilities include BNSF Railway's best estimates of all costs, without reduction for anticipated recoveries from third parties, BNSF Railway's total clean-up costs at these sites cannot be predicted with certainty due to various factors such as the extent of corrective actions that may be required, evolving environmental laws and regulations, advances in environmental technology, the extent of other parties' participation in clean-up efforts, developments in ongoing environmental analyses related to sites determined to be contaminated, and developments in environmental surveys and studies of potentially contaminated sites. As a result, future charges to income for environmental liabilities could have a significant effect on results of operations in a particular quarter or fiscal year as individual site studies and remediation and restoration efforts proceed or as new sites arise. However, expenditures associated with such liabilities are typically paid out over a long period; therefore, management believes that it is unlikely that any identified matters, either individually or in the aggregate, will have a material adverse effect on BNSF Railway's consolidated financial position or liquidity.

The railroad industry, including BNSF Railway, is subject to future requirements regulating air emissions from diesel locomotives that will increase their operating costs. Final regulations applicable to new and rebuilt locomotive engines were promulgated by the United States Environmental Protection Agency ("EPA") and became effective June 15, 1998. The new
standards will   be phased in between 2000 and 2005. BNSF Railway has
evaluated compliance requirements and associated costs and believes the costs will not be material in any given year. BNSF Railway has also entered into agreements with the California State Air Resources Board and the EPA regarding a program to reduce emissions in Southern California through accelerated deployment of locomotives which comply with the federal standards.

Other claims and litigation

BNSF Railway and its subsidiaries are parties to a number of legal actions and claims, various governmental proceedings and private civil suits arising in the ordinary course of business, including those related to environmental matters and personal injury claims. While the final outcome of these items cannot be predicted with certainty, considering among other things the meritorious legal defenses available, it is the opinion of management that none of these items, when finally resolved, will have a material adverse effect on the annual results of operations, financial position or liquidity of BNSF Railway, although an adverse resolution of a number of these items could have a material adverse effect on the results of operations in a particular quarter or fiscal year.

4. Hedging activities

Fuel

BNSF Railway has a program to hedge against fluctuations in the price of its diesel fuel purchases. This program includes forward purchases for delivery at fueling facilities, and various commodity swap transactions which are accounted for as hedges. Any gains or losses associated with changes in market value of these hedges are deferred and recognized as a component of fuel expense in the period in which the hedged fuel is purchased and used. To the extent BNSF Railway hedges portions of its fuel purchases, it may not fully benefit from decreases in fuel prices.

As of September 30, 1998, BNSF Railway had entered into fuel swaps for approximately 1.9 billion gallons at an average price of approximately 49 cents per gallon and forward purchases for approximately 100 million gallons at an average price of approximately 53 cents per gallon.

The above prices do not include taxes, transportation costs, certain other fuel handling costs and, except for forward purchases, any differences which may occur from time to time between the prices of commodities hedged and the purchase price of BNSF Railway's diesel fuel.

BNSF Railway's fuel hedging program covers approximately 82 percent of estimated fuel purchases for the remaining three months of 1998, and approximately 75 percent, 40 percent, 22 percent and 7 percent of estimated fuel purchases for 1999, 2000, 2001 and 2002, respectively. Hedge positions are closely monitored to ensure that they will not exceed actual fuel requirements in any period. Unrecognized losses from BNSF Railway's fuel hedging transactions were approximately $70 million based on Gulf Coast #2 heating oil as of September 30, 1998. BNSF Railway also monitors its hedging positions and credit ratings of its counterparties and does not anticipate losses due to counterparty nonperformance.

5. Sale of Investment in Pipeline Partnerships

Santa Fe Pacific Pipelines, Inc. ("SFP Pipelines"), an indirect, wholly-owned subsidiary of BNSF Railway, served as the general partner of Santa Fe Pacific Pipeline Partners, L.P. (the "Partnership") and of its operating partnership subsidiary, SFPP, L.P. SFP Pipelines owned a two percent interest as the Partnership's and SFPP, L.P.'s general partner and an approximate 42 percent interest as limited partner of the Partnership. As general partner, SFP Pipelines received two percent of all amounts available for distribution by the Partnership and an additional incentive depending upon the level of cash distributions paid to holders of limited partner interests in the Partnership ("Partnership Units"). SFP Pipeline Holdings, Inc., an indirect, wholly-owned subsidiary of BNSF Railway ("SFP Holdings"), had outstanding $219 million principal amount of Variable Rate Exchangeable Debentures due 2010 (the "VREDs") at December 31, 1997.

In October 1997, SFP Pipelines and SFP Holdings entered into an agreement with Kinder Morgan Energy Partners, L.P. ("Kinder Morgan") pursuant to which Kinder Morgan acquired substantially all of SFP Pipelines' interests in the Partnership and SFPP, L.P. for approximately $84 million in cash on March 6, 1998. The Partnership was liquidated as part of the transaction and each Partnership Unit was converted into the right to receive 1.39 Kinder Morgan common units. SFP Pipelines' 8,148,148 Partnership Units were converted into the right to receive 11,325,925 Kinder Morgan common units. In addition, the agreement called for the interest of SFP Pipelines in SFPP, L.P. to be partially redeemed for a cash distribution of $5.8 million, with SFP Pipelines retaining only a 0.5 percent special limited partnership interest in SFPP, L.P. The Company recognized a $67 million one-time pre-tax gain ($32 million after-tax) at the time of the sale.

Consummation of the transaction caused an "Exchange Event" under the VRED agreement and in June 1998 all VRED holders received either partnership units of Kinder Morgan or cash equal to the par value of the VREDs. As a result of this transaction, substantially all of the Company's investment in the Partnership and SFPP, L.P. and the VREDs were removed from the consolidated balance sheet.

6. Related party transactions

BNSF Railway is involved with BNSF and certain of its subsidiaries in related party transactions in the ordinary course of business which include payments made on each other's behalf and performance of services. During the first nine months of 1998, BNSF Railway paid BNSF $98 million for state and federal income taxes, which are reflected in changes in working capital in the consolidated statement of cash flows.

Additionally, during the first nine months of 1998, BNSF Railway had net borrowings from BNSF of $225 million used to fund capital expenditures and other investing activities. Interest is paid on intercompany notes payable at a rate of 1.0% above the monthly average of the daily effective Federal Funds rate. Interest expense is reflected in interest expense, related parties.
The notes are due on demand.